SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|
Check the appropriate box:

|_|   Preliminary Proxy Statement
|_|   Confidential, For Use of the Commission
      Only (as permitted by Rule 14a-6(e)(2))
|_|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|X|   Soliciting Material Under Rule 14a-12

                           Total Research Corporation
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                (Name of Registrant as Specified in Its Charter)

_______________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

               Payment of Filing Fee (Check the appropriate box):

   |X|      No fee required.
   |_|      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
            0-11.
   (1)      Title of each class of securities to which transaction applies:
                                       .
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   (2)      Aggregate number of securities to which transaction applies:

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   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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   (4)      Proposed maximum aggregate value of transaction:

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   (5)      Total fee paid:

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   |_|      Fee paid previously with preliminary materials:
   Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
   (1)      Amount previously paid:

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   (2)      Form, Schedule or Registration Statement No.:

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   (3)      Filing Party:

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   (4)      Date Filed:

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Additional Information and Where to Find it
In connection with the proposed merger, Harris Interactive and Total Research will file a joint proxy statement/prospectus with the Securities and Exchange Commission (the "Commission"). INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/ PROSPECTUS, AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE COMMISSION, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus (when available) and other documents filed by Harris Interactive and Total Research at the Commission's web site at www.sec.gov. The joint proxy statement/prospectus and such other documents may also be obtained free of charge from Harris Interactive or from Total Research by directing such request to Harris Interactive, Inc., 135 Corporate Woods, Rochester, New York 14623, tel: (716) 272-8400; or to Total Research Corporation, 5 Independence Way, Princeton, New Jersey 08543-5305, tel: (609) 520-9100.

Participants in the Solicitation
Total Research and certain of its directors, executive officers and other members of its management and employees may be considered to be soliciting proxies from its stockholders in favor of the merger. Information concerning persons who may be considered participants in the solicitation of Total Research's stockholders under the rules of the Commission is set forth in the Proxy Statement for the 2000 Annual Meeting of Total Research filed by Total Research with the Commission on October 27, 2000. Updated information concerning these persons will be available with the joint proxy statement/prospectus.

FOR IMMEDIATE RELEASE:
(AUGUST 22, 2001)
                                          CONTACT:
                                          Patti Hoffman
                                              609/520-9100
                                              phoffman@totalres.com



       Total Research POSTS RECORD REVENUES AND PROFITS FOR FISCAL 2001

PRINCETON, N.J. - August 22, 2001--Total Research Corporation (NASDAQ:TOTL) today announced fourth quarter and full year results for the period ended June 30, 2001. For the year, the strategic marketing research firm reported record revenues of $53,781,846, a 6 percent increase over the previous fiscal year, and net income of $2,049,545, a 7 percent increase over the previous fiscal year. Total diluted shares outstanding decreased by 407,626 shares, from 13,579,232 in fiscal 2000 to 13,171,606 in fiscal 2001; as a result, fiscal 2001 net income translated to $0.16 of diluted earnings per share, compared with $0.14 of diluted earnings per share in fiscal 2000. "In fiscal 2001, Total Research improved its comptiitive position in the global marketing research industry by virtue of strong revenue and profit growth from our European operations and also our U.S. Customer Loyalty Management practice", said President and CEO Albert Angrisani.

For the fourth quarter, Total Research reported revenues of $14,274,280 and net income of $507,403. Revenues in the fourth quarter decreased by 2 percent and net income increased by 118 percent over the corresponding three-month period in the previous fiscal year. Net income translated to $0.04 of diluted earnings per share compared with $0.02 of diluted earnings per share in the fourth quarter of fiscal 2000.

On August 5, 2001, Total Research, Harris Interactive, Inc., a Delaware corporation, and Total Merger Sub Inc., a Delaware corporation and newly formed, wholly-owned subsidiary of Harris Interactive, entered into a merger agreement, pursuant to which, among other things, Harris Interactive will acquire Total Research through the merger of Total Merger Sub with and into Total


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

Research. Under the terms of the merger agreement, Harris Interactive will exchange 1.222 shares of Harris Interactive common stock for each outstanding share of Total Research common stock. The parties expect to consummate the merger during the fourth quarter of calendar year 2001. Consummation of the merger is subject to satisfaction or waiver by the parties of certain closing conditions.


Total Research Corporation specializes in the development and application of predictive marketing research and other advanced research technologies used to assist clients worldwide. The Company is based in Princeton, New Jersey and has other offices in London, Minneapolis and Tampa.

                         For The Fiscal Year Ended June 30:

                                                   2001              2000
                                                   ----              ----

Revenues                                        $ 53,781,846       $50,755,769
Net Income                                      $  2,049,545       $ 1,916,628
Basic Earnings per Share                        $       0.16       $      0.16
Diluted Earnings per Share                      $       0.16       $      0.14
Basic Weighted Average Shares Outstanding         12,868,097        12,334,925
Diluted Weighted Average Shares Outstanding       13,171,606        13,579,232

                         For The Quarter Ended June 30:
                                   (unaudited)

                                                    2001             2000
                                                    ----             ----

Revenues                                        $ 14,274,280      $14,579,442
Net Income                                      $    507,403      $   233,096
Basic Earnings per Share                        $       0.04      $      0.02
Diluted Earnings per Share                      $       0.04      $      0.02
Basic Weighted Average Shares Outstanding         12,934,882       12,324,520
Diluted Weighted Average Shares Outstanding       12,770,419       13,334,879

This release contains, within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, forward-looking statements that are based on management's beliefs and assumptions, current expectations, estimates and projections. Many of the factors that will


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

determine the Company's financial results are beyond the ability of the Company to control or predict. These statements are subject to risks and uncertainties and therefore actual results may differ materially. The Company disclaims any obligation to update any forward-looking statements whether as a result of new information, future events, or otherwise. Important factors and risks that may affect future results are described in the Company's filings with the Securities and Exchange Commission, copies of which are available upon request from the Company's investor-relations department.


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